SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Chad Therapeutics, Inc.

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NOTICE OF ANNUAL SHAREHOLDERS MEETING
PROXY STATEMENT
GENERAL INFORMATION
VOTING AND REVOCABILITY OF PROXY
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
OTHER PROPOSED ACTION
PERSONS MAKING THE SOLICITATION

CHAD THERAPEUTICS, INC.

NOTICE OF ANNUAL SHAREHOLDERS MEETING
To be held October 25, 2006

The Annual Meeting of Shareholders of CHAD Therapeutics, Inc. (the “Company”) will be held at the Hilton Woodland Hills Hotel, 6360 Canoga Avenue, Woodland Hills, CA 91367, on October 25, 2006, at 10:00 a.m., Los Angeles time (the “Meeting”), for the following purposes:
1. To elect three (3) directors of the Company to the 2007 Class to serve during the ensuing two (2) years or until their successors have been duly elected and qualified. The Board of Directors’ nominees for election are Thomas E. Jones, John C. Boyd, and Earl L. Yager;
2. To ratify the appointment of KPMG LLP, certified public accountants, as independent auditors; and
3. To transact such other business as may properly come before the Meeting and any adjournments thereof.
Pursuant to the Bylaws of the Company, the Board of Directors has fixed September 8, 2006, as the record date for the determination of such shareholders entitled to notice of and to vote at the Meeting, and all adjournments thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at the Meeting.
We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Meeting by executing and returning the enclosed proxy. Whether or not you expect to attend the Meeting in person, please date and sign the accompanying proxy and return it promptly in the envelope enclosed for that purpose. If a shareholder receives more than one (1) proxy because he owns shares registered in different names or addresses, each proxy should be completed and returned.

By Order of the Board of Directors

PAULA O’CONNOR Secretary
Chatsworth, California
September 11, 2006

CHAD THERAPEUTICS, INC.
21622 Plummer Street
Chatsworth, California 91311
(818) 882-0883

ANNUAL MEETING OF SHAREHOLDERS

October 25, 2006

PROXY STATEMENT

GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CHAD Therapeutics, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held at the Hilton Woodland Hills Hotel, 6360 Canoga Avenue, Woodland Hills, CA 91367, on October 25, 2006, at 10:00 a.m., Los Angeles time, and any adjournments thereof (the “Meeting”).
VOTING AND REVOCABILITY OF PROXY
September 8, 2006, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and all adjournments thereof. As of September 8, 2006, there were 10,168,947 of the Company’s Common Shares entitled to a vote at the Meeting. This Proxy Statement and the accompanying proxy will first be mailed to shareholders on or about September 11, 2006. The Company’s 2006 Annual Report to Shareholders, including financial statements for the fiscal year ended March 31, 2006, accompanies this report or has previously been mailed to shareholders entitled to vote at the Meeting.
Proxies may be revoked at any time before they are voted by filing with the Secretary of the Company a written notice of revocation or by executing a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Meeting who expresses a desire to vote his shares in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy. If no such specification is made, the shares will be voted as follows: (1) for the election as directors of each of the nominees named herein and (2) to ratify the appointment of KPMG LLP, certified public accountants, as the Company’s independent auditors for its fiscal year commencing April 1, 2006. In the event that any nominee becomes unavailable to serve, the proxy holders presently intend to vote for the election of the remaining nominees named herein and permit the new Board of Directors to fill any vacancy that may exist on the Board. However, the proxy holders reserve the right to vote for other persons if any nominee named herein becomes unavailable to serve and the proxy holders deem it to be in the best interests of the Company to vote for such other persons.

Vote Required for Approval
1. Election of Directors
Section 708 of the California Corporations Code provides that a shareholder may vote for one (1) or more directors by cumulative voting provided that the name of the candidates for whom the cumulative votes would be cast have been placed in nomination prior to the voting and that the shareholder has given notice at the Meeting prior to the voting of the shareholder’s intention to cumulate his votes. If any one (1) shareholder has given such notice, all shareholders may cumulate their votes for the election of directors. Cumulative voting means that each shareholder is entitled to as many votes as equal the number of shares that he owns multiplied by the number of directors to be elected. He may cast all of such votes for a single nominee or he may distribute them among any two (2) or more nominees, as he sees fit. If cumulative voting is not requested, each shareholder will be entitled to one (1) vote per share for each director to be elected.
The enclosed proxy vests in the proxy holders’ cumulative voting rights. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors’ nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable. The three (3) nominees who receive the largest number of votes shall be elected.
2. Other Matters
On any other matters which may come before the Meeting, shareholders will be entitled to one (1) vote for each share held of record. Approval of the proposal to ratify the appointment of KPMG LLP, certified public accountants, requires the affirmative vote of a majority of the Common Shares represented and voting at the Meeting.
The presence in person or proxy of the persons entitled to vote a majority of the issued and outstanding Common Shares constitutes a quorum for the transaction of business at the Meeting.
3. Abstentions and Broker Non-votes
Abstentions and shares held by brokers that are present in person or by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority (“broker non-votes”) will be counted for the purpose of determining whether a quorum is present for the transaction of business. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes that are cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the 2006 annual meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
The following table sets forth as of August 31, 2006, the ownership of the Common Shares by those persons known by the Company to own beneficially five percent (5%) or more of such shares, by each director who owns any such shares, and by all officers and directors of the Company as a group:

	Percent
Name and Address	Amount	Owned
Thomas E. Jones	330,775	3.3%
Earl L. Yager	282,434	2.8%
John C. Boyd	188,129	1.9%
Philip T. Wolfstein	185,497	1.8%
James M. Brophy	53,579	0.5%
Kathleen M. Griggs	27,405	0.3%
All Officers & Directors as a group (11 people)	1,407,476	13.8%
Kevin Kimberlin (3)	836,560	8.2%

(1)	The address of each director is 21622 Plummer Street, Chatsworth, CA 91311.

(2)	Includes shares subject to options which are currently exercisable or which become exercisable within sixty (60) days: Thomas E. Jones – 127,779 shares, John C. Boyd – 62,485 shares, Philip T. Wolfstein – 68,665 shares, James M. Brophy – 43,174 shares, Kathleen M. Griggs – 15,000 shares, Earl L. Yager – 88,107 shares, all Officers and Directors as a group – 558,210 shares.

(3)	Mr. Kimberlin’s address is c/o Spencer Trask, 535 Madison Avenue, New York, NY 10022.
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Nominees
The Bylaws of the Company, as amended, provide that the Board of Directors shall not be less than five (5) and not more than thirteen (13) and shall be fixed from time to time by resolution of the Board of Directors (“Board”). At a meeting held on August 10, 2006, the Board of Directors fixed the number of directors constituting the entire Board at six (6).
The Bylaws divide the Board into two (2) classes, Class I and Class II. Three (3) directors have terms of office that expire at the 2006 Annual Meeting; these three (3) directors are standing for reelection for a two-year term as Class II members. These directors are Messrs. Jones, Boyd, and Yager.
The remaining Class I members will continue to serve until the 2007 Annual Meeting.
It is the intention of the persons named in the proxy to vote such proxies for the election of the three (3) listed nominees, each of whom has consented to be a nominee and serve as a director if elected. In the event that any nominee becomes unavailable to serve, the proxy holders presently intend to vote for the election of the remaining nominees named herein and permit the new Board of Directors to fill any vacancy that may exist on the Board. However, the proxy holders reserve the right to vote for other persons if any nominee named herein becomes unavailable to serve and the proxy holders deem it to be in the best interests of the Company to vote for such other persons.

The nominees for election to Class II and the incumbents in Class I have supplied the following information pertaining to their age and principal occupation or employment during the past five (5) years:

Name	Age	Position	Director Since
Nominees to Class II
Thomas E. Jones	62	Chairman and Director	1997
John C. Boyd (2)(3)	73	Director	1986
Earl L. Yager	60	Chief Executive Officer, President and Director	1988
Incumbents in Class I
Philip T. Wolfstein (1)(2)(3)	55	Director	1994
James M. Brophy (1)(2)(3)	56	Director	2000
Kathleen M. Griggs (1)(3)(4)	51	Director	2003

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Corporate Governance Committee

(4)	Audit Committee Expert
Nominees to Class II
Thomas E. Jones was elected Chairman effective January 1, 2003, and was Chief Executive Officer of the Company from April 1, 1998 to March 31, 2004, and a director since October 1997. From 1996 to 1997, Mr. Jones was an independent consultant to numerous companies in the health care field, including the Company from March 1997. From 1973 to 1996, Mr. Jones was employed by Nellcor Puritan Bennett Corporation and its predecessor, Puritan Bennett, Inc., a major manufacturer of respiratory products where Mr. Jones served in a number of positions leading up to Senior Vice President and General Manager of home care business from 1989 to 1996. Mr. Jones was a director of the Compressed Gas Association for 16 years, including a one-year term as Chairman, and was a director of the International Oxygen Manufacturers Association for eight (8) years. Mr. Jones is currently a member of the Engineering Advisory Board at the University of Kansas.
John C. Boyd has been a director of the Company since May 1986. Prior to his retirement in 1994, Mr. Boyd was General Manager of Dunaway Equipment Co., Inc., a company specializing in the sale and service of equipment in the logging industry. From 1982 to 1991, Mr. Boyd was President of Beaty Leasing & Rental, an automobile leasing and rental firm which he founded. From 1969 to 1982, he served as Personnel Director and Manager of Marketing Administration for Riker Laboratories, Inc., a major manufacturer and distributor of pharmaceuticals and health care products.
Earl L. Yager has served as a director of the Company since July 1988. Mr. Yager was appointed Chief Executive Officer effective April 1, 2004, and has served as the President of the Company since January 2003. Mr. Yager has also served as the Company’s Chief Operating Officer from September 2000 to April 2004, Executive Vice President from April 1999 to September 2000, Senior Vice President from April 1995 to September 2000, and as Chief Financial Officer from May 1983 to April 2004. Mr. Yager has been a certified public accountant since 1970 and is a member of the American Institute of Certified Public Accountants.

Incumbents in Class I
James M. Brophy has been a director of the Company since September 2000. Mr. Brophy is a hospital executive and from 2003 to 2005 he was the Senior Vice President of Truman Medical Centers. From 2001 to 2002, Mr. Brophy was the President of Missouri Baptist Medical Center. In 2000, Mr. Brophy was the Deputy Executive Director of Truman Medical Centers and from 1992 to 1999, Mr. Brophy was President of Saint Luke’s Northland and St. Luke’s Hospitals. Mr. Brophy has served in the health care field as a senior executive and administrator since 1974. Mr. Brophy is currently a Fellow of the American College of Healthcare Executives and is a past member of the Board of Directors of HealthNet, Premier Alliance Insurance Company and the Illinois Hospital Association.
Kathleen M. Griggs has served as a director of the Company since September 2003. Ms. Griggs is currently a financial consultant and served as the Executive Vice President and Chief Financial Officer of SonicWALL, Inc., a publicly held Internet security system manufacturer from July 2003 to October 2004. Ms. Griggs served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held provider of enterprise resource planning software, from March of 2000 to July of 2003. From 1999 to 2000, Ms. Griggs served as the chief financial officer of Adept Technology, a publicly held automation software and hardware manufacturer in San Jose, California. From 1997 to 1999, she served as CFO for Borland Software Corporation, a publicly held software company. Prior to that, she was employed in several positions in accounting and financial management. Ms. Griggs has served as the Chief Financial Officer of publicly held companies for a total of eight (8) years and the Corporate Governance Committee has determined she has the expertise to serve as Chairman of the Audit Committee. Ms. Griggs received a Bachelor of Science degree in Business Administration from the University of Redlands and a Master of Business Administration degree from the University of Southern California in Los Angeles.
Philip T. Wolfstein has been a director of the Company since October 1994. As of April 2005, Mr. Wolfstein is an International Trade consultant. From July 2004 to 2005, Mr. Wolfstein was Executive Vice President of Sales, Marketing and Business Development for Bay World, Ltd. and, from June 2001 to 2004, was Managing Director, Southern California, for PM Global Food LLC. From 1976 to 2001, he was President and a Director of Wolfstein International, Inc., an international trading company. Mr. Wolfstein served on the Executive Committee of the United States Meat Export Federation (USMEF) from 1998 to 2004 and held all Board positions from Representative to Chairman from November 1997 to 2003. He is also a member of the USMEF’s exporter committee and remains actively engaged in eliminating trade barriers for U.S. products.
Information Concerning Board of Directors and Certain Committees
The Board of Directors holds regular meetings and held a total of twelve (12) meetings during the fiscal year ended March 31, 2006. All of the then current directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by all committees of our Board of Directors on which such director served in fiscal 2006.
Three (3) committees have been created by the Board of Directors – an Audit Committee, a Compensation Committee, and a Corporate Governance Committee. The members of the Audit Committee are Ms. Griggs and Messrs. Brophy and Wolfstein. Ms. Griggs is the Chairman of the Audit Committee. The Board of Directors has determined that Ms. Griggs is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Each member of the Audit Committee is an “independent director” as defined in the rules of the American Stock Exchange and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Audit Committee met five (5) times during the fiscal year ended March 31, 2006.

The members of the Compensation Committee are Messrs. Boyd, Brophy, and Wolfstein. Mr. Wolfstein is the Chairman of the Compensation Committee. Each member of the Compensation Committee is an “independent director” as defined in the rules of the American Stock Exchange. The Compensation Committee met four (4) times during the fiscal year ended March 31, 2006.
The members of the Corporate Governance Committee are Messrs. Boyd, Brophy, Wolfstein, and Ms. Griggs. Mr. Brophy is Chairman of the Corporate Governance Committee. The Corporate Governance Committee met five (5) times during the fiscal year ended March 31, 2006. Each member of the Corporate Governance Committee is an “independent director,” as defined in the rules of the American Stock Exchange.
The Audit Committee has sole authority to appoint, evaluate, and replace the Company’s independent auditors. In addition, the Audit Committee approves in advance all audit engagement fees and all audit-related, tax and other engagements with the independent auditors. The Audit Committee’s duties also include, among other things, reviewing and making recommendations to the Board of Directors with respect to (1) the policies and procedures of the Company and management with respect to maintaining the Company’s books and records and furnishing necessary information to the independent auditors, and (2) the adequacy of the Company’s internal accounting controls. The Audit Committee confers with the independent auditors regarding the operation and performance of the Company’s financial reporting systems and personnel. The Company has adopted a charter governing the functions of the Audit Committee in accordance with SEC guidelines.
The functions of the Compensation Committee include making recommendations to the Board of Directors regarding compensation for the principal officers and other key employees of the Company, incentive compensation to employees, and other employee compensation and benefits. In addition, the Compensation Committee reviews and approves the base salary, incentive compensation, and long-term compensation payable to the Company’s Chief Executive Officer. All options and other equity incentives granted to officers or employees of the Company are approved by the Compensation Committee.
The functions of the Corporate Governance Committee include the identification, screening and recommendation of candidates for the Company’s Board of Directors; the composition and function of board committees; and the compensation and benefits to be offered to board members, reviewing and making recommendations regarding succession and replacement of key executives and the Company’s code of conduct, and other matters regarding corporate structure and organization. When considering a potential candidate for membership on the Board of Directors, the Corporate Governance Committee considers the candidate’s relevant business, professional, and industry experience, demonstrated character and judgment, and prior experience serving as a director. The Corporate Governance Committee may also consider other factors as it may deem appropriate in the evaluation of potential nominees. The Company has adopted a charter governing the functions of the Corporate Governance Committee which is available on the Company’s website. The Corporate Governance Committee recommended to the Board of Directors the nomination of directors for the 2006 annual meeting.
The Corporate Governance Committee will also consider recommendations for nominees to the Board of Directors submitted by shareholders. Shareholders who wish the Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit the candidate’s name, appropriate biographical information, a brief description of such candidate’s qualifications, and such candidate’s written consent to nomination to the Corporate Governance Committee in care of James M. Brophy, the Chairman of the Corporate Governance Committee, at the Company’s headquarters.
Each non-employee director is entitled to receive his expenses and a fee of $1,000 for each Board meeting attended and $100 for each committee meeting attended unless the committee meeting occurs on the same day as the Board meeting, in which event, each non-employee director receives only the fee for attending a Board meeting. In addition, each non-employee director receives a quarterly retainer in the amount of $2,500, and the

Audit Committee chairman receives a quarterly retainer in the amount of $3,250. Non-employee directors may receive equity grants upon their election to the Board and receive annual, restricted stock grants for common shares having a value of $20,000 on the date of the grant. Directors who are also employees do not receive separate compensation for services as directors.
Section 16 Beneficial Ownership Reporting
Under the Federal securities laws, the Company’s directors, its executive officers, and any persons holding more than ten (10) percent of the Company’s common stock are required to report their ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission on Form 3, for an initial report of securities ownership, and on Forms 4 or 5, for reports of changes in security ownership. Such directors, executive officers, and ten (10) percent shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates during the most recent fiscal year or prior fiscal years. Based on the written representations of its directors and executive officers and its ten (10) percent shareholders and copies of the reports that they have furnished to the Company, the Company believes that the Company’s directors and executive officers and ten (10) percent shareholders timely filed all reports required under Section 16(a) in fiscal 2006.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and controller). A copy of our Code of Business Conduct and Ethics can be found under the “Investor Relations” section of our website at www.chadtherapeutics.com. The information on our website is not incorporated by reference in this Proxy Statement. We may post amendments to, or waivers of, the provisions of the Code of Business Conduct and Ethics, if any, made with respect to any of our directors and executive officers on that website.
Recommendation of the Board of Directors
The Company’s Board of Directors unanimously recommends that the shareholders vote FOR the election of the nominees named above.
PROPOSAL NO. 2: INDEPENDENT AUDITORS
The Board of Directors has appointed, subject to ratification by the shareholders, KPMG LLP as independent auditors for the fiscal year commencing April 1, 2006. A representative of KPMG LLP is expected to attend the Meeting to make any statements he may desire and respond to shareholders’ questions.

During the fiscal years ended March 31, 2006 and 2005, KPMG LLP provided various audit, audit-related, and non-audit services to us as follows:

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees – Aggregate fees billed for professional services rendered for the audit of our 2006 and 2005 fiscal year annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for the 2006 and 2005 fiscal years.	$154,000	$145,150

Audit-Related Fees – Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements which are not reported under “Audit Fees” above.	—	—

Tax Fees – Aggregate fees billed for tax compliance and tax planning.	21,500	17,750

All Other Fees – Aggregate fees billed for products and services provided other than as described in the preceding three (3) categories.	—	—

Total Fees	$175,500	$162,900

Our Audit Committee has considered whether provision of the above services other than audit services is compatible with maintaining the independent accountant’s independence and has determined that such services have not adversely affected KPMG LLP’s independence.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one (1) year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
Since the May 6, 2003 effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of KPMG LLP was approved in advance by the Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

Recommendation of the Board of Directors
The Board of Directors unanimously recommends that the shareholders vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2007.
AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee of the Board of Directors of the Company. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
On behalf of the Board of Directors, the Audit Committee monitors the Company’s financial reporting processes and internal controls, as well as the Company’s relationship with its independent accountants and the performance of such accountants. All of the members of the Audit Committee are independent directors, and the Chairman of the Audit Committee has been determined to have the expertise to serve as chairman by the Corporate Governance Committee. The Board of Directors has adopted a charter for the Audit Committee, which can be accessed under the Investor Relations section on CHAD’s website.
Management has the primary responsibility for preparation of the Company’s financial reports, the Company’s financial reporting systems, and its internal controls. The Audit Committee is not intended to supersede in any respect management’s responsibilities in this regard. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed such financial statements with management and with the Company’s independent accountants. The Audit Committee has also discussed with the independent accountants their evaluation of the Company’s financial reporting systems and internal controls, their plan of audit for fiscal 2006, the application of new accounting principles to the Company’s financial statements, and other matters required to be communicated to the Committee by the independent accountants pursuant to standards established by the American Institute of Certified Public Accountants.
The Audit Committee has received from the independent accountants a letter addressing matters which might bear on the independence of the accountants as required by Independence Standards Board Standard No. 1. The Audit Committee has discussed independence issues with the accountants and has reviewed their fees and scope of services rendered to the Company. The Audit Committee has discussed the performance of the independent accountants with the Company’s management. The Audit Committee has satisfied itself as to the auditors’ independence.
In reliance on the foregoing, the Audit Committee has recommended to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006.
Submitted by the Audit Committee of the Board of Directors,
Kathleen M. Griggs, Chairman
James M. Brophy
Philip T. Wolfstein

EXECUTIVE OFFICERS
The executive officers of the Company are:

Name	Age	Position
Thomas E. Jones	62	Chairman
Earl L. Yager	60	President and Chief Executive Officer
Oscar J. Sanchez	64	Vice President, Business Development
Alfonso Del Toro	48	Vice President, Manufacturing
Kevin McCulloh	45	Vice President, Engineering
Erika Laskey	40	Vice President, Sales and Marketing
Tracy Kern	38	Chief Financial Officer
Samuel Patton	45	Vice President, Quality Assurance and Regulatory Affairs
Paula O’Connor	53	Secretary
Oscar J. Sanchez was appointed Vice President of Business Development of the Company in March 2000. Mr. Sanchez served as the Company’s Vice President of Engineering and Development from September 1996 to February 2000, Vice President of Manufacturing from April 1993 to August 1996, and Manufacturing Manager from April 1983 to April 1993. Prior to these assignments with the Company, Mr. Sanchez occupied various positions of responsibility in Engineering and Management both inside and outside the U.S., the most recent as Director of Manufacturing for Riker Laboratories in Mexico City. Mr. Sanchez has been an active member of the Society of Manufacturing Engineers for 20 years where he served two (2) terms as elected Chairman of the Los Angeles Chapter.
Alfonso Del Toro was appointed Vice President, Manufacturing of the Company in January 1998. Mr. Del Toro was the Company’s Manufacturing Manager from January 1997 to December 1997. From 1993 to 1996, Mr. Del Toro was Manufacturing Manager for VIA Medical Corp. From 1986 to 1993, Mr. Del Toro was employed by Nellcor, Inc., a major manufacturer of respiratory products where he served in several positions leading up to Senior Principal Manufacturing Engineer.
Kevin McCulloh was appointed Vice President of Engineering of the Company in March 2000. Mr. McCulloh was Engineering Manager from March 1999 to February 2000, and was Manufacturing Engineer from July 1998, when he joined the Company, to March 1999. From 1982 to 1998, Mr. McCulloh was employed by Litton Life Support where he had broad based experience in product design and development leading up to the position of Senior Design Engineer.
Erika Laskey was appointed Vice President of Sales and Marketing of the Company in April 2002. Ms. Laskey was Director of Sales and Marketing from January 2001 to March 2002. From 1992 to 2000, Ms. Laskey was employed by Mallinckrodt, Inc. (formerly Nellcor Puritan-Bennett) where she held a number of sales positions leading up to the position of Global Account Business Manager.
Tracy Kern was appointed Chief Financial Officer in April 2004. Ms. Kern was Cost Accounting Manager from January 2003 to March 2004. From 1997 to 2002, Ms. Kern was employed by KPMG LLP, where she held a number of positions leading up to the position of Audit Manager. Ms. Kern is a certified public accountant.
Samuel Patton was appointed Vice President, Quality Assurance and Regulatory Affairs in April 2005. Mr. Patton was an independent consultant in the quality systems area for the health care field from January 2004 to March 2005. From 2000 to 2003 Mr. Patton was employed by Medtronic, Inc. as Director of Cardiac Rhythm Management Global Quality Systems.

Paula O’Connor was appointed Secretary in September 2004. Ms. O’Connor has been Executive Assistant to the Chairman and Chief Executive Officer since June 1998.
For the biographies of Messrs. Jones and Yager, see Directors.
SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
	Annual			Awards
	Compensation			Securities	All Other
	Salary Bonus (1)			Underlying Options	Compensation
Name and					(2)
Principal Position	Year	($)	($)	(#)	($)
Thomas E. Jones, Chairman	2006	160,008	—	—	7,550
	2005	160,000	24,000	—	3,450
	2004	160,000	—	—	10,583

Earl L. Yager President and Chief Executive Officer	2006	240,000	—	—	3,000
	2005	235,500	24,975	—	7,500
	2004	222,000	—	—	7,000

Alfonso Del Toro Vice President, Manufacturing	2006	142,200	—	—	7,052
	2005	138,000	12,420	—	6,500
	2004	138,000	8,694	—	6,098

Kevin McCulloh Vice President, Engineering	2006	148,800	—	—	7,135
	2005	138,000	16,560	—	6,500
	2004	138,000	8,694	—	6,098

Erika Laskey Vice President, Sales and Marketing	2006	169,200	27,554	—	6,991
	2005	163,560	33,000	—	6,500
	2004	166,290	32,346	—	5,953

(1)	Annual bonus amounts are earned and accrued during the fiscal years indicated and paid within 30 days subsequent to the end of the fiscal year indicated.

(2)	These amounts consist of contributions by the Company in 2006, 2005, and 2004 to the CHAD Therapeutics, Inc. Employee Savings and Retirement Plan.

Option Grants for the Year Ended March 31, 2006

		% of Total			Potential Realized Value
		Options			at Assumed Annual Rates
	Options	Granted to	Exercise		of Stock Price Appreciation
	Granted (#)	Employees	Price ($) Per	Expiration	for Option Term
Name	(#)	During 2006	Share	Date	5%	10%
NONE
Aggregated Option Exercises in Last Fiscal and Option Values at March 31, 2006

Value of Unexercised
In-The-Money
			Number of Securities	Options
	Shares		Underlying Unexercised	at March 31, 2006
	Acquired on	Value	Options at March 31, 2006	Exercisable
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Unexercisable($)
Thomas E. Jones	-0-	-0-	128,000 / ––––	210,000 /-0-
Earl L. Yager	-0-	-0-	88,000 / ––––	150,000 /-0-
Alfonso Del Toro	-0-	-0-	40,000 / ––––	73,000 /-0-
Kevin McCulloh	-0-	-0-	41,000 / ––––	62,000 /-0-
Erika Laskey	-0-	-0-	31,000 / 9,000	23,000 / 16,000
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee are, or formerly were, officers or employees of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. Furthermore, none of the executive officers of the Company served as a member of the Board of Directors, Compensation Committee or committee performing equivalent functions of any other public company.
Employment Agreement
Effective April 1, 1998, the Company and Thomas E. Jones entered into an employment agreement, which was amended on January 1, 2003, pursuant to which the Company employs Mr. Jones as Chairman of the Board of Directors (the “Employment Agreement”). The Employment Agreement, as amended, provides a base salary of $160,000 per year, which amount is subject to annual review by the Board of Directors. In addition, Mr. Jones is eligible to receive a bonus in an amount to be determined by the Board of Directors. Mr. Jones is entitled to participate in all stock option, severance, and benefit plans adopted by the Company.
The Employment Agreement does not have a specific term. The Employment Agreement may be terminated at any time by the Company, with or without cause, and may be terminated by Mr. Jones upon 90 days’ notice. If

Mr. Jones resigns or is terminated for cause (as defined in the Employment Agreement), he is entitled to receive only his base salary and accrued vacation through the effective date of his resignation or termination. If Mr. Jones is terminated without cause, he is entitled to receive a severance benefit in accordance with the Company’s Severance and Change of Control Plan (the “Plan”) or, if such Plan is not applicable, a severance benefit equal to 200% of his salary and incentive bonus for the prior fiscal year. A description of the Plan is set forth below.
Severance and Change of Control Plan
The Company has adopted a Severance and Change of Control Plan pursuant to which eight (8) of the Company’s officers have entered into Severance and Change of Control Agreements with the Company (the “Severance Agreements”). The Severance Agreements provide that, if a senior executive officer is terminated without cause after a change in control of the Company, or if such officer suffers an adverse change in his duties, then the officer is entitled to a lump sum severance benefit equal to the greater of (i) 200% of his aggregate compensation for the prior calendar year or (ii) 200% of his deemed compensation for the year of termination, calculated in accordance with the terms of the Severance Agreement. Junior officers are entitled to lower severance benefits, based upon their level of seniority. If any payment due a named executive officer pursuant to the Severance Agreements would be deemed an excess parachute payment under Section 280G of the Internal Revenue Code, then the Company may reduce such payment to the extent necessary to avoid all taxes and penalties under Section 280G. Separately, the Company provided for accelerated vesting of all outstanding options upon a Change of Control or Ownership Change of the Company.
An adverse change in duties is defined in the Severance Agreements to include, among other things, an involuntary reduction in authority, any reduction in annual salary, a reduction of 10% or more in aggregate compensation or re-location to a site more than 50 miles from the executive’s principal place of employment.
A Change of Control or Ownership Change shall be deemed to have occurred if (i) as a result of a tender offer or sale of stock any person acquires 20% or more of the Company’s Common Stock, (ii) the Company merges into another corporation or, as a result of a merger, shareholders of the Company own less than 70% of the voting stock of the surviving entity, (iii) more than one third of the Company’s directors are replaced during any 12-month period by directors who were not endorsed by a majority of the Board, (iv) the Company is dissolved or sells substantially all of its assets, or (v) any other event occurs which the Board of Directors deems to constitute an Ownership Change.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of March 31, 2006, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of Equity	Compensation Plans
Plan	Outstanding Options,	Outstanding Options,	[Excluding Securities
Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a)]
	(a)	(b)	(c)
1994 Stock Option Plan	940,000	$2.53	-0-

2004 Equity Compensation Plan	45,000	$3.90	705,000

Total	985,000		705,000

REPORT OF THE COMPENSATION COMMITTEE
The information contained in this report is not to be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor is such information to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference.
All members of the Compensation Committee are independent, non-employee directors. The Compensation Committee is responsible for determining the compensation of the Company’s Chief Executive Officer. In addition, the Compensation Committee is responsible for reviewing the Company’s compensation policies and making recommendations to the Board with respect to compensation of other officers.
The Company’s compensation policies are designed to:
• Attract and retain well-qualified executives who are willing to work in a small company that is seeking to grow through the development of innovative health care products;
• Create a performance-oriented environment which both recognizes and balances annual and long-term objectives;
• Strengthen the identification of executive officers with shareholder interests; and
• Reward long-term commitment to the Company.
Compensation of the Company’s executive officers is composed primarily of salary, annual incentive bonuses, and equity grants.

1. Salaries – Salaries for executive officers are established with a view toward maintaining the Company’s competitive ability to retain well-qualified executive officers. The Compensation Committee reviews the Report on Executive Compensation In the Medical Equipment and Supply Industry (the “Report on Executive Compensation”) as reported by Top Five Data Services in establishing salaries for its executive officers. The Report on Executive Compensation reports on the execution compensation of 300 U.S. based, publicly traded companies in the medical equipment and supply industry. The Compensation Committee generally seeks to fix executive salaries at or near the midpoint for positions of comparable responsibility pursuant to the Report on Executive Compensation. In addition, the Compensation Committee reviews executive pay in relation to competitive salaries in the Southern California area. Salaries are reviewed annually by the Compensation Committee, which consults with the Chief Executive Officer on the appropriate salary levels for each of the executive officers. Salary levels are generally increased as executives assume new or expanded responsibilities.
2. Bonuses – The Company has an incentive bonus plan with specific performance objectives. Bonuses are payable yearly, based upon the extent to which the specified performance objectives have been satisfied. Thirty percent of the target amount is based on the achievement of sales, forty percent is based on earnings before income taxes and thirty percent is based on individual job performance objectives. The corporate and individual performance objectives are approved by the Compensation Committee. The Vice President for Sales and Marketing has a separate compensation plan that includes a base salary plus incentive compensation based on achievement of sales targets. Please refer to the Summary Compensation Table for bonuses paid during the past three years.
3. Equity Grants – Equity Grants are intended to strengthen the identification of executive officers with the interests of the Company’s shareholders. Equity grants are used by the Compensation Committee as a form of long-term incentive compensation and not as remuneration for the past year’s services. Equity grants are also issued to a broad range of employees for the purpose of strengthening the relationship between the employees and the Company. The Compensation Committee makes equity grants and fixes their terms subject to the provisions of the Company’s equity compensation plan adopted on September 9, 2004. There are no fixed performance criteria that govern the equity grants. The Compensation Committee’s standards for determining the number of equity grants are subjective. The Compensation Committee confers with the Chief Executive Officer regarding the contribution which each executive officer made to the Company’s performance during previous years and likely future contributions in order to determine if equity grants should be made and, if so, the appropriate amount to be granted. The Compensation Committee generally makes grants as a reward for sustained superior performance reflected in the Company’s operating results as well as to reward long-term commitment to the Company. Equity grants are generally structured to provide executives with an incentive to continue with the Company. In this regard, consideration is given to the number of equity grants and options held by an officer, the exercise price and vesting dates. All grants are issued at a price not less than the closing price of the stock on the date that the grant is approved by the Compensation Committee, generally vest over a period of two (2) to five (5) years and only attain a value if the price of the stock increases. The Compensation Committee does not delegate any authority with respect to granting stock options or other equity grants.
Basis for Compensation of the CEO
During the fiscal year ending March 31, 2006, Earl L. Yager received total annual compensation of $240,000. The factors considered in establishing the base salary, bonus, and equity grants for Mr. Yager were the same as described above in the description of our compensation policies. The Committee also notes the following: Mr. Yager’s base salary in 2006 reflected an increase of approximately 5% over his base salary for 2005. This increase was approved in order to maintain Mr. Yager’s base salary at the approximate mid-point for CEOs of comparably sized medical equipment manufacturers as set forth in the Report on Executive Compensation. No bonus was paid to Mr. Yager for the 2006 fiscal year. In addition to the sales and earnings before income taxes criteria applicable to all persons eligible for an incentive bonus, the personal objectives for Mr. Yager in fiscal 2006 included maintaining shareholder value and meeting certain product development, sales and marketing objectives. These specific objectives were not met. Nonetheless, the Committee noted Mr. Yager’s diligent efforts during the past year to cope with the increasingly difficult competitive and regulatory environment faced by the Company and expressed its confidence in Mr. Yager’s leadership. No equity grants were made to Mr. Yager during the year ended March 31, 2006, as the Committee noted that Mr. Yager has a significant equity stake in the Company; he currently owns 282,434 shares or options to acquire shares of the Company’s common stock.
Compliance with Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation, whether payable in cash or stock, exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for the 2005 fiscal year did not exceed the $1 million limit per officer, and the Committee does not anticipate that any non-performance-based compensation payable in cash to the executive officers for the 2006 fiscal year will exceed that limit. Accordingly, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company’s executive officers but will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level. The Company’s Stock Option Plan has been structured so that any compensation deemed paid by the Company in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation on deductibility.
Submitted by the Compensation Committee
John C. Boyd (Chairman)
Philip T. Wolfstein
James M. Brophy
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
Any proposal, relating to a proper subject, which a shareholder may intend to present for action at the Annual Meeting of Shareholders to be held in September 2007, and which such shareholders may wish to have included in the proxy materials for such, in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, must be received in proper form by the Secretary of the Company at 21622 Plummer Street, Chatsworth, California 91311, not later than March 21, 2007, which is 120 calendar days prior to the anniversary of the mailing date of this year’s proxy materials. It is suggested that any such proposal be submitted by certified mail, return receipt requested.
If a shareholder wishes to present a proposal at our 2007 annual meeting and the proposal is not intended to be included in the Company’s Proxy Statement relating to the 2007 annual meeting, the shareholder must give advance notice to the Company prior to the deadline for the annual meeting. In order to be deemed properly presented, the notice of a proposal must be delivered to the Company’s Corporate Secretary no later than June 3, 2007, which is 45 calendar days prior to the anniversary of the 2006 annual meeting. However, in the event the 2007 annual meeting is called for a date which is not within 30 days of the anniversary date of the 2006 annual meeting, shareholder proposals intended for presentation at the 2007 annual meeting must be received by the

Corporate Secretary no later than the close of business on the tenth (10th) day following the date on which public announcement of the date of the 2007 annual meeting is first made. If a shareholder gives notice of such proposal after June 3, 2007, the proxy solicited by the Board of Directors for the 2007 annual meeting will confer discretionary authority to vote on such proposal at that meeting, which may include a vote against such shareholder proposal.
OTHER PROPOSED ACTION
The Meeting is called for the purpose set forth in the notice thereof accompanying this Proxy Statement. Management is not aware of any matters to come before the meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not aware may come before the Meeting or any adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the person named in such proxies intends to vote, act, and consent in accordance with his best judgment with respect thereto.
PERSONS MAKING THE SOLICITATION
The accompanying proxy is solicited by the Board of Directors of the Company. The Company will pay all expenses of the preparation, printing, and mailing to the shareholders of the enclosed proxy and accompanying notice.

ANNUAL MEETING OF SHAREHOLDERS OF
CHAD THERAPEUTICS, INC.
October 25, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Proposal to ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the fiscal year ending 2007.	☐	☐	☐

☐		NOMINEES:
	FOR ALL NOMINEES	¡	Thomas E. Jones		3.	In accordance with the discretion of the proxyholders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
		¡	John C. Boyd
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Earl L. Yager

WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING:
☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CHAD THERAPEUTICS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on October 25, 2006 and the Proxy Statement and appoints Thomas E. Jones and Earl L. Yager, and either of them, as Proxyholders, with the full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all the shares of voting capital stock of Chad Therapeutics, Inc. held of record by the undersigned at the close of business on September 9, 2006 (and in the case of item 1 to cumulate and allocate said votes for directors in his discretion), at the Annual Meeting of Shareholders to be held on October 25, 2006, and at any and all adjournment(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat.
     The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF PROPOSAL 2.
     In their discretion the proxyholders are authorized to vote upon such other business as may properly come before the meeting.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)